EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Janice Wilken
Vice President-General Counsel
and Corporate Secretary
Haynes International, Inc.
765-456-6110

HAYNES INTERNATIONAL, INC. ANNOUNCES RETIREMENT OF CHIEF FINANCIAL OFFICER

KOKOMO, IN, March 27, 2012 — Haynes International, Inc. (NASDAQ GM: HAYN) a leading developer, manufacturer and marketer of technologically advanced high performance alloys, announced today that on March 23, 2012, Marcel Martin, Vice President-Finance, Treasurer and Chief Financial Officer of Haynes International, Inc. (the “Company”), informed the Board of Directors and Chief Executive Officer of the Company that he would retire on November 30, 2012.  The Company expects to conduct an internal and external search for Mr. Martin’s successor.

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, nickel- and cobalt-based high-performance alloys, primarily for use in the aerospace, chemical processing and land-based gas turbine industries.